Exhibit 10.21

English Translation

Premises Lease Contract

Party A: Beijing Human Edu-Tech Co., Ltd.

Party B: Beijing Power Creative Web Tech Co., Ltd.

In accordance with the “Contract Law of the People’s Republic of China” and related laws and regulations, Party A and Party B, abiding by the principle of equality, free will, fairness and credibility and through friendly negotiations, hereby enter into this Contract with respect to Party B leasing the Premises defined below (for office purpose) from Party A, on and subject to the terms and conditions as set forth below:

Article 1 Location and Area of the Premises

Party A will lease its house located at A702, Yingchuang Dongli, 1 Shangdi East Road, Haidian District, with a floor area of 1200m2 (“the Premises”) to Party B for office purpose.

Article 2 Ownership of the Premises

Within the effective term of this Contract, Party A has the ownership and management right of the Premises and Party B has the use right of the Premises. Within the effective term of this Contract, Party B shall not transfer, sublet or mortgage the Premises. Otherwise, Party A is entitled to repossess the Premises, forfeit the security deposit and terminate this Contract.

Article 3 Purpose of the Premises

Party B shall only use the Premises for office purpose (R & D, production, etc).

Article 4 Lease Term

The lease term of the Premises is one year, i.e. from September 1, 2006 to August 31, 2007. Upon expiry of lease term hereof, if Party B renews the lease, it shall have the right of first refusal under equal conditions.

Article 5 Payment of Rental and Other Expenses

1. The daily rental of the Premises is RMB 3/m2, i.e. annual rental is RMB 1,296,000. Rental shall be paid every three months, i.e. RMB 324,000. Party B shall pay the first installment to Party A within 5 days before the initial date of lease (i.e. September 1, 2006). Each of subsequent installments shall be paid within 5 days before the expiry of previous installment.

2. During the lease term, Party B shall bear property expenses, water fee, air conditioning fee (including steam fee and air conditioning electricity fee) and electricity fee (including the allocations of the basic electric power capacity fee and other property-related electricity fees corresponding to the floor area of the Premises).

3. Party B shall bear its own telephone, broadband and other expenses.

4. Party A shall issue a receipt to Party B upon receipt of each installment and a tax-paid invoice at year end. Related real estate tax shall be borne by Party A.

Article 6 Security Deposit

1. Security deposit is one month’s rental, i.e. RMB 108,000.

2. Within the lease term, Party B shall not offset the rental or the other expenses as set forth herein with the deposit hereof, transfer the deposit to any third party as a claim or use it as the guarantee for debts.

English Translation

3. Upon expiry of this Contract, where Party B is involved in delayed payment of rental or other default, deposit will not be refunded. If the deposit cannot cover the debts under this Contract, Party B shall also bear any and all losses thus incurred to Party A.

4. Upon expiry of this Contract, Party A shall refund deposit to Party B within three days after Party B has fully performed the provisions of this Contract and settled up all expenses.

Article 7 Overdue Fee

Where Party B delays payment of rental and other expenses, it shall pay to Party A an overdue fee at a daily rate of 0.5% of the overdue amount. Where failure to make payment lasts for more than 10 days (inclusive), Party A shall be entitled to terminate this Contract, repossess the Premises and forfeit the deposit as liquidated damages.

Article 8 Party A’s Rights and Obligations

1. Party A shall ensure that the Premises and basic public facilities are in good conditions.

2. Party A’s air-conditioning decorations have been carried out according to the scheme approved by Party B for previous lease term. If room temperature cannot meet Party B’s needs with the increase of Party B’s employees and office facilities, Party B may appropriately add air-conditioning facilities with Party A’s consent, with expenses thus incurred to be borne by Party B.

3. The power capacity configuration of Party A’s Premises is the basic configuration provided by the developer at the time of purchase. Where power capacity cannot meet Party B’s needs with the increase of Party B’s employees and office facilities, Party B may appropriately expand capacity with Party A’s consent and Party B shall be responsible for the expenses as well as the coordination with property management department and power department.

4. Repair of the Premises is the responsibility of Party A. Party A shall regularly check and timely repair the Premises and its equipment, ensure no leakage and flooding, three connections ( water supply, discharge and lighting electricity) and guarantee that doors and windows are in good conditions so as to assure Party B’s safe and normal use. Party B shall be responsible for the facilities added by itself.

5. Party A shall provide the copy of real estate rights certificate to Party B.

Article 9 Party B’s Rights and Obligations

1. When this Contract is signed, Party B shall present the copies of “Business License of Enterprise Legal Person” (duplicate) and ID card of legal representative, “Power of Attorney” and other relevant documentary evidences to Party A.

2. Within the lease term, Party B shall operate in accordance with relevant government regulations, not engage in the operating activities violating the state regulations governing industry, commerce, public security and fire prevention and those not approved by the competent authorities and not violate the management regulations of Yingchuang Property.

3. Within the lease term, Party B shall well preserve and use the original equipment and facilities in the Premises. In the case of any damage or loss, Party B shall be liable for compensations.

4. Within the lease term, Party B shall protect the floors, walls and cement pillars of the Premises and not drill or nail them without Party A’s permission. In case of any damage, Party B shall be liable for compensations.

English Translation

5. Within the lease term, If Party B adds or changes air conditioning facilities or increases power capacity with Party A’s consent, it shall be responsible for the expenses, construction and coordination with property management and other departments. Upon expiry of this Contract, Party B shall restore the Premises to its original status before handover to Party A.

6. The maintenance of the toilets and sanitary facilities commonly used by both parties is the responsibility of both parties. In this regard, Party B shall educate and manage its employees.

7. Party B can use Party A’s meeting room free of charge when it is not used by Party A.

Article 10 Force Majeure

1. Within the lease term, should either party be prevented from performing all or part of this Contract owing to events of force majeure specified by laws or unpreventable events, the prevented party shall not be liable to the other party. If this Contract cannot be performed owing to an event of force majeure, neither party shall be liable for the losses thus incurred to the other party and this Contract shall be automatically terminated. Rental is based on the actual duration of lease. Overpayment shall be refunded and underpayment shall be supplemented.

2. Both parties shall fully perform the provisions of this Contract. In case of any breach, the breaching party shall pay liquidated damages to the other party and compensate for the operational losses of the other party.

Article 11 Change and Termination

1. If Party A transfers the ownership of the Premises to any third party according to statutory procedures, this Contract shall bind upon the transferee, unless otherwise specified.

2. If Party A sells the Premises, it shall give a prior 3 months written notice to Party B. Under equal conditions, Party B shall have the preemptive right.

3. Where Party B intends to exchange the Premises with any third party, Party A’s prior consent shall be obtained. Party A shall support Party B’s reasonable requirements.

4. Where Party B fails to pay the rental and other expenses on time or violates any provision of this Contract, or its operating activities violate laws and regulations and relevant government department orders it to stop these activities or it is sequestrated, Party A may:

1) request Party B to pay up the rental and other expenses payable in time;

2) terminate this Contract and repossess or require to repossess the Premises.

Article 12 Miscellaneous

1. In case of anything not covered herein, Party A and Party B may sign a supplementary agreement through friendly negotiations, which shall have the same legal effect as this Contract.

2. Any dispute arising from or out of the performance of this Contract shall be settled by Party A and Party B through negotiations. In case no settlement can be reached, a lawsuit may be brought with the local people’s court in accordance with law.

3. This Contract is executed in quadruplicate, with each party hereto holding two copies. This Contract shall become effective after it is signed and sealed by both parties.

English Translation

Party A: Beijing Human Edu-Tech Co., Ltd. (seal)

By: [Seal: Beijing Human Edu-Tech Co., Ltd.]

Signing date: September 1, 2006

Party B: Beijing Power Creative Web Tech Co., Ltd. (seal)

By: [Seal: Beijing Power Creative Web Tech Co., Ltd.]

Signing date: September 1, 2006

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